Exhibit (h)(62)

           FORM OF ADDENDUM NO. 8 TO THE CO-ADMINISTRATION AGREEMENT

     This Addendum, dated as of the __ day of _____, 2000, is entered into among Firstar Funds, Inc. (formerly, Portico Funds, Inc.) (the "Company"), a Wisconsin corporation, Firstar Mutual Fund Services, LLC, a Wisconsin corporation ("Firstar"), and B.C. Ziegler and Company, a Wisconsin corporation ("BCZ").

     WHEREAS, the Company, Firstar and BCZ have entered into a Co-Administration Agreement dated as of January 1, 1995 and amended as of August 1, 1995 (the "Co-Administration Agreement"), pursuant to which the Company appointed Firstar (by assignment from Firstar Trust Company dated October 1, 1998) and BCZ to provide certain co-administrative services to the Company for its Money Market Fund, Tax-Exempt Money Market Fund, Growth and Income Fund, Short-Term Bond Market Fund, Bond IMMDEXTM Fund, Special Growth Fund, U.S. Government Money Market Fund, Equity Index Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, Balanced Fund, MidCore Growth Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, International Equity Fund, Micro-Cap Fund, Emerging Growth Fund, Core International Equity Fund, Mid-Cap Index Fund, Small-Cap Aggressive Growth Fund and any other Firstar Funds that may be contemplated (collectively, the "Funds");

     WHEREAS, the Company is establishing additional investment portfolios to be known as the Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap Equity Index Fund and International Equity Fund of Funds (the "New Funds") and desires to retain Firstar and BCZ to act as the co-administrators under the Co-Administration Agreement; and

     WHEREAS, Firstar and BCZ are willing to serve as co-administrators for the New Funds;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. APPOINTMENT. The Company hereby appoints Firstar and BCZ to act as co-administrators to the Company for the New Funds for the period and the terms set forth herein and in the Co-Administration Agreement. Firstar and BCZ hereby accept such appointment and agree to render the services set forth herein and in the Co-Administration Agreement, for the compensation herein provided.

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     2.   COMPENSATION.  For the services provided and the expenses assumed with respect to the New Funds and the other Funds pursuant to the Co-Administration Agreement and this Addendum, the Company will pay Firstar and BCZ, and Firstar and BCZ will accept as full compensation therefor, a fee, computed daily and payable monthly, at the annual rate of ____% of each Fund's first $2 billion of average aggregate daily net assets, plus ____% of each Fund's average aggregate daily net assets in excess of $2 billion. Such fee as is attributable to each of the New Funds, shall be a separate charge to each of the New Funds and shall be the obligation of each of the New Funds.

     3. MISCELLANEOUS. Except to the extent supplemented hereby, the Co-Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                              FIRSTAR FUNDS, INC.


                              By:
                                 ------------------------------
                                 (Authorized Officer)


                              FIRSTAR MUTUAL FUND SERVICES, LLC

                              By:
                                 ------------------------------
                                 (Authorized Officer)


                              B.C. ZIEGLER AND COMPANY


                              By:
                                 ------------------------------
                                 (Authorized Officer)

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